Exhibit 4.2

                              [Stock Certificate]

                  SEE RESTRICTIONS ON TRANSFER ON REVERSE SIDE

Number 1                                                       Shares 10,119,614

                         CHADMOORE WIRELESS GROUP, INC.

This certifies that RECOVERY EQUITY INVESTORS II, L.P. is the registered holder of *Ten Million One Hundred Nineteen Thousand six Hundred foureteen* Shares of Series C Prefereed Stock of CHADMOORE WIRELESS GROUP, INC. transferrable only on the books of the corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 1st day of May A.D. 1998.

/s/Gilles S. Attia                                    /s/Robert W. Moore
--------------------------                            --------------------------
Gilles S. Attia                                       Robert W. Moore
Assistant Secretary                                   President and CEO

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE REGISTRATION IS NOT REQUIRED.

         THE RIGHTS AND PREFERENCES OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE OUTLINED IN THE CERTIFICATE OF DESIGNATION OF THE SERIES C PREFERRED STOCK FILED WITH THE COLORADO SECRETARY OF STATE ON MAY 1, 1998. A COPY OF WHICH MAY BE OBTAINED UNDER WRITTEN REQUEST TO THE COMPANY AT NO CHARGE.





     For Value Received          hereby sell, assign and transfer
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     unto
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                                                           Shares
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     represented   by  the  within  Certificate,  and  do  hereby
     irrevocably constitute and appoint
                                       --------------------------
                                                         Attorney
     ----------------------------------------------------
     to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated
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     In presence of

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